EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Sierra Monitor Corporation:


     We consent to the incorporation by reference in the registration statement (No. 333-18241) on Form S-8 of Sierra Monitor Corporation of our report dated February 15, 2002, relating to the statements of operations, shareholders' equity and cash flows for the year December 31, 2001, ended which report appears in the December 31, 2002, annual report on Form 10-KSB of Sierra Monitor Corporation.

                                                                    /s/ KPMG LLP

Mountain View, California
March 25, 2003